EXHIBIT 99.1

                             JOINT FILER INFORMATION

                            OTHER REPORTING PERSON(S)

1.       MARK L. HART III


          ITEM                              INFORMATION

Name:                                  Mark L. Hart III

Address:                               201 Main Street, Suite 1800
                                       Fort Worth, 76102

Designated Filer:                      Corriente Advisors, LLC

Date of Event Requiring Statement
(Month/Day/Year):                      April 28, 2008

Issuer Name and Ticker or Trading
Symbol:                                Neurologix, Inc. [NRGX.OB]

Relationship of Reporting Person(s)
to Issuer:                             10% Owner

If Amendment, Date Original Filed
(Month/Day/Year):                      Not Applicable

Individual or Joint/Group Filing:      Form filed by More than One
                                         Reporting Person

Signature:
                                       By:      /s/ Mark L. Hart III
                                                ----------------------
                                       Name:    Mark L. Hart III
                                       Date:    April 30, 2008